Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(5,752,790)
Unrealized Gain (Loss) on Market Value of Futures	5,663,990
Dividend Income	32,504
Interest Income	88,621
ETF Transaction Fees	8,000
Total Income (Loss)	$40,325

Expenses
General Partner Management Fees	$188,714
Professional Fees	66,676
Brokerage Commissions	130,728
Directors' Fees and insurance	6,391
NYMEX License Fee	4,718
SEC & FINRA Registration Expense	46,500
Total Expenses	$443,727
Net Income (Loss)	$(403,402)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/20	$383,377,266
Additions (1,900,000 Shares)	19,437,938
Withdrawals (5,000,000 Shares)	(50,883,647)
Net Income (Loss)	(403,402)

Net Asset Value End of Month	$351,528,155
Net Asset Value Per Share (34,284,588 Shares)	$10.25

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596